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                                                                   Exhibit (10)


                             DRINKER BIDDLE & REATH LLP
                        PHILADELPHIA NATIONAL BANK BUILDING
                                1345 CHESTNUT STREET
                            PHILADELPHIA, PA 19107-3496
                             TELEPHONE: (215) 988-2700
                                FAX: (215) 988-2757


                                    July 28, 1998



Galaxy Fund II
4400 Computer Drive
Westboro, MA  01581

          Re:  Galaxy Fund II - Shares of Beneficial Interest
               ----------------------------------------------

Gentlemen:

          We have acted as counsel for Galaxy Fund II, a Massachusetts business trust (the "Trust"), in connection with the registration of its shares of beneficial interest, par value $.001 per share, under the Securities Act of 1933, as amended.

          The Trust is authorized to issue an unlimited number of shares of beneficial interest. The Board of Trustees of the Trust has the power to classify and reclassify any unissued shares of beneficial interest into one or more classes of shares and to classify or reclassify any class of shares into one or more series of shares. Pursuant to such authority, the Board of Trustees has previously classified an unlimited number of the Trust's shares of beneficial interest into five classes of shares (the "Classes"). The Classes are referred to herein as the "Shares". You have asked for our opinion on certain matters relating to the Shares. The Board of Trustees has previously authorized the issuance of the Shares to the public.

          We have reviewed the Trust's Declaration of Trust, as amended, its By-Laws, as amended, resolutions adopted by its Board of Trustees and shareholders, and such other legal and factual matters as we have considered necessary.

          This opinion is based exclusively on the laws of the Commonwealth of Massachusetts and the federal law of the United States of America. We have relied on an opinion of Ropes & Gray, special Massachusetts counsel to the Trust, insofar as our opinion below relates to matters arising under the laws of the Commonwealth of Massachusetts.

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Galaxy Fund II
July 28, 1998
Page 2

          We have also assumed the following for this opinion:

          1. The Shares have been, and will continue to be, issued in accordance with the Trust's Declaration of Trust, as amended, and By-Laws, as amended, and resolutions of the Trust's Board of Trustees and shareholders relating to the creation, authorization and issuance of the Shares.

          2. The Shares have been, or will be, issued against consideration therefor as described in the Trust's prospectuses relating thereto, and that such consideration was, or will be, in each case at least equal to the applicable net asset value and the applicable par value.

          On the basis of the foregoing, it is our opinion that the Shares have been and will be validly issued, fully paid, and non-assessable by the Trust.

          Under Massachusetts law, shareholders of a Massachusetts business trust could, under certain circumstances, be held personally liable for the obligations of the trust. However, the Declaration of Trust disclaims shareholder liability in connection with Trust property or the acts, obligations or affairs of the Trust. The Declaration of Trust also states that neither the Trust nor its trustees, nor any officer, employee or agent of the Trust, shall have any power to bind any shareholder of the Trust personally or, except as specifically provided in the Declaration of Trust, to call upon any such shareholder for the payment of any sum of money or assessment whatsoever other than such as the shareholder may at any time personally agree to pay by way of subscription for shares of the Trust or otherwise. The Declaration of Trust further provides that every note, bond, contract or other undertaking issued by or on behalf of the Trust or its trustees shall include a recitation limiting the obligation represented thereby to the Trust and its assets (but that the omission of such a recitation shall not operate to bind any shareholder of the Trust). The Declaration of Trust provides for indemnification out of the assets of the Trust belonging to the series of shares owned by a shareholder for all claims and liabilities to which that shareholder may become subject by reason of his or her being or having been such a shareholder, and for all legal and other expenses reasonably incurred by the

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Galaxy Fund II
July 28, 1998
Page 3


shareholder in connection with any such claim or liability.

Thus, the risk of a shareholder's incurring financial loss on account of shareholder liability is limited to circumstances in which the relevant series of shares itself would be unable to meet its obligations, except that a shareholder may be liable for amounts that the shareholder has personally agreed to pay by way of subscription for shares of the Trust or otherwise.

          We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 24 to the Trust's Registration Statement on Form N-1A.

                                   Very truly yours,


                                   /s/DRINKER BIDDLE & REATH LLP
                                   -----------------------------
                                   DRINKER BIDDLE & REATH LLP